Exhibit 99.1

NEWS RELEASE
Contact:	Donald P. Hileman President and CEO (419) 782-5104 dhileman@first-fed.com

For Immediate Release

FIRST DEFIANCE FINANCIAL CORP. ANNOUNCES

2019 FIRST QUARTER EARNINGS

•	Earnings per share of $0.57 for the 2019 first quarter, consistent with $0.57 per share in the 2018 first quarter
•	Net interest margin of 4.03% for the 2019 first quarter, compared to 3.95% in the 2018 first quarter
•	Loan growth of $8.9 million during the 2019 first quarter
•	Deposit growth of $64.9 million during the 2019 first quarter
•	Non-performing loans of $17.6 million for the 2019 first quarter, compared to $27.9 million for the 2018 first quarter

DEFIANCE, OHIO (April 22, 2019) – First Defiance Financial Corp. (NASDAQ: FDEF) announced today that earnings for the first quarter of 2019 were $11.5 million, or $0.57 per diluted common share compared to $11.7 million or $0.57 per diluted common share for the first quarter of 2018. The year-to-year comparison is impacted by the prior year’s results, including a significant loan recovery and a credit loan loss provision of $1.1 million, which had an after tax benefit of $865,000, or $0.04 per diluted share. The first quarter 2019 included a provision for loan losses expense of $212,000, which had an after tax cost of $168,000, or $0.01 per diluted share.

“Strong deposit gathering, net interest margin expansion and improved asset quality metrics highlight the start to 2019,” said Donald P. Hileman, Chief Executive Officer of First Defiance Financial Corp. “These trends continue to support our positive outlook for 2019.”

Net interest income up compared to first quarter 2018

Net interest income of $28.3 million in the first quarter of 2019 was up from $25.7 million in the first quarter of 2018. The increase over the prior year’s first quarter was attributable to organic growth and net interest margin expansion. Net interest margin was 4.03% for the first quarter of 2019, up from 4.02% in the fourth quarter of 2018, and up from 3.95% in the first quarter of 2018. Yield on interest earning assets increased to 4.82% in the first quarter of 2019, up 39 basis points from 4.43% in the first quarter of 2018. The cost of interest-bearing liabilities increased 41 basis points in the first quarter of 2019 to 1.06% from 0.65% in the first quarter of 2018. While the net interest spread declined 2 basis points to 3.76% from 3.78%, the strong mix of non-interest bearing deposits reduced the increase in overall funding costs, which led to year-over-year net interest margin improvement.

“Our net interest margin improved both quarter over quarter and year over year,” said Hileman. “While loan growth was seasonally down compared to last quarter, our growth strategies are succeeding with loans up 8.1% year over year. This growth in combination with margin expansion led to a 10.1% increase in net interest income from the prior year.”

Non-interest income up from first quarter 2018

First Defiance’s non-interest income in the first quarter of 2019 was $10.8 million compared with $10.7 million in the first quarter of 2018. Results for the first quarter included a $559,000 increase in deferred compensation plan assets compared to a $37,000 decrease for the same period in 2018 primarily due to stock market performance. Excluding the deferred compensation plan impact, non-interest income declined $486,000, as improved mortgage banking performance was more than offset by declines in other business lines.

Mortgage banking income increased to $1.8 million in the first quarter of 2019 from $1.7 million in the first quarter of 2018. Gains from the sale of mortgage loans increased to $1.3 million in the first quarter of 2019 from $1.1 million in the first quarter of 2018. Mortgage loan servicing revenue remained flat at $0.9 million in the first quarters of 2019 and 2018. First Defiance had a negative change in the valuation adjustment in mortgage servicing assets of $113,000 in the first quarter of 2019 compared with a positive adjustment of $37,000 in the first quarter of 2018.

For the first quarter 2019, service fees and other charges were $3.0 million, down from $3.1 million in the first quarter of 2018; and commissions from the sale of insurance products were $4.1 million, down from $4.3 million in the first quarter of 2018. The first quarter typically includes contingent revenues, bonuses paid by insurance carriers when the Company achieves certain loss ratios or growth targets. In the first quarter of 2019, First Defiance’s insurance subsidiary, First Insurance Group, earned $0.9 million of contingent income, compared to $1.0 million during the first quarter of 2018. Trust income was $523,000 in the first quarter of 2019, up from $503,000 in the fourth quarter of 2018, but down from $552,000 in the first quarter of 2018. Other non-interest income for the first quarter was $846,000, up from $377,000 in 2018 primarily due to the increase in deferred compensation assets described above.

“We are very pleased with the performance of mortgage banking this quarter,” said Hileman. “Non-interest income remains an important element to our earnings growth goals and we continue to seek ways to improve these revenue streams.”

Non-interest expenses up from first quarter 2018

Total non-interest expense was $24.9 million in the first quarter of 2019, up from $23.3 million in the first quarter of 2018. Compensation and benefits increased to $14.1 million in the first quarter of 2019, compared to $13.2 million in the first quarter of 2018. The increase in compensation and benefits from a year ago is mainly due to additions to staff to support growth strategies, merit increases, and higher medical benefit costs. Data processing cost was $2.3 million in the first quarter of 2019, up from $2.1 million in the first quarter of 2018. Other non-interest expense of $5.1 million in the first quarter of 2019 increased from $4.6 million in the first quarter of 2018. The increase in other non-interest expenses from a year ago is primarily due to a $559,000 increase in deferred compensation liabilities compared to a $130,000 increase for the same period in 2018. Additionally, other non-interest expenses for the first quarter 2019 included OREO write-downs of $264,000 compared to $544,000 for the first quarter of 2018.

Credit quality

Non-performing loans totaled $17.6 million at March 31, 2019, a decrease from $19.0 million at December 31, 2018, and a decrease from $27.9 million at March 31, 2018. In addition, First Defiance had $0.9 million of OREO at March 31, 2019, compared to $1.4 million at March 31, 2018. Accruing troubled debt restructured loans were $11.9 million at March 31, 2019, compared with $13.7 million at March 31, 2018.

The first quarter 2019 results include net charge-offs of $379,000 and a provision expense for loan losses of $212,000 compared with net recoveries of $1.7 million and a credit provision of $1.1 million for the same period in 2018. The allowance for loan loss as a percentage of total loans was 1.10% at March 31, 2019, compared with 1.16% at March 31, 2018.

“Asset quality metrics continued to strengthen this quarter as expected,” said Hileman. “Non-accrual loans declined 7.2% from last quarter and 36.8% from last year while loan delinquencies improved to 0.72% of balances from 1.18% a year ago. We remain focused on further enhancements to asset quality.”

Total assets at $3.22 billion

Total assets at March 31, 2019, were $3.22 billion compared to $3.18 billion at December 31, 2018, and $3.02 billion at March 31, 2018.

Net loans receivable (excluding loans held for sale) were $2.52 billion at March 31, 2019, compared to $2.51 billion at December 31, 2018, and $2.33 billion at March 31, 2018. At March 31, 2019, net loans receivable grew $189.7 million, or 8.1% from a year ago.

Also, at March 31, 2019, goodwill and other intangible assets totaled $102.7 million compared to $103.0 million at December 31, 2018, and $103.9 million at March 31, 2018.

Total deposits at March 31, 2019, were $2.69 billion compared with $2.62 billion at December 31, 2018, and $2.49 billion at March 31, 2018. At March 31, 2019, total deposits grew $194.0 million, or 7.8% from a year ago.

Total stockholders’ equity was $395.8 million at March 31, 2019, compared to $399.6 million at December 31, 2018, and $379.2 million at March 31, 2018. The reduction in stockholders’ equity from year-end 2018 was due to the company’s repurchase of 515,000 shares of its common stock for $15.1 million during the first quarter of 2019. At March 31, 2019, 9,000 shares of common stock remained available for repurchase under its existing authorization.

Dividend to be paid May 24

The Board of Directors declared a quarterly cash dividend of $0.19 per common share payable May 24, 2019, to shareholders of record at the close of business on May 17, 2019. The dividend represents an annual dividend of 2.63 percent based on the First Defiance common stock closing price on April 18, 2019. First Defiance has approximately 19,714,190 common shares outstanding.

CFO succession

Kevin T. Thompson, Executive Vice President and CFO of First Defiance Financial Corp. and First Federal Bank, announced that he will retire from the company effective April 30, 2019. Mr. Thompson has served as CFO since January 2014 and Executive Vice President since August 2013. Paul D. Nungester will succeed Mr. Thompson as CFO.  Mr. Nungester has served as Executive Vice President and Director of Finance and Accounting since July 2018.

Conference call

First Defiance Financial Corp. will host a conference call at 11:00 a.m. ET on Tuesday, April 23, 2019, to discuss the earnings results and business trends. The conference call may be accessed by calling 1-877-444-1726. In addition, a live webcast may be accessed at https://services.choruscall.com/links/fdef190423.html. The replay of the conference call will be available at www.fdef.com until April 23, 2020, at 9:00 a.m. ET.

First Defiance Financial Corp.

First Defiance Financial Corp. (NASDAQ: FDEF), headquartered in Defiance, Ohio, is the holding company for First Federal Bank of the Midwest and First Insurance Group. First Federal Bank operates 44 full-service branches in northwest and central Ohio, southeast Michigan and northeast Indiana and a loan production office in Ann Arbor, Michigan. First Insurance Group is a full-service insurance agency with nine offices throughout northwest Ohio.

For more information, visit the company’s website at www.fdef.com.

Financial Statements and Highlights Follow-

Safe Harbor Statement

This news release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21 B of the Securities Act of 1934, as amended, which are intended to be safe harbors created thereby. Those statements may include, but are not limited to, all statements regarding intent, beliefs, expectations, projections, forecasts and plans of First Defiance Financial Corp. and its management, and specifically include statements regarding: changes in economic conditions, the nature, extent and timing of governmental actions and reforms, future movements of interest rates, the production levels of mortgage loan generation, the ability to continue to grow loans and deposits, the ability to benefit from a changing interest rate environment, the ability to sustain credit quality ratios at current or improved levels, the ability to sell real estate owned properties, continued strength in the market area for First Federal Bank of the Midwest, and the ability to grow in existing and adjacent markets. These forward-looking statements involve numerous risks and uncertainties, including those inherent in general and local banking, insurance and mortgage conditions, competitive factors specific to markets in which First Defiance and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions and other risks and uncertainties detailed from time to time in our Securities and Exchange Commission (SEC) filings, including our Annual Report on Form 10-K for the year ended December 31, 2018. One or more of these factors have affected or could in the future affect First Defiance's business and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore, there can be no assurances that the forward-looking statements included in this news release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by First Defiance or any other persons, that our objectives and plans will be achieved. All forward-looking statements made in this news release are based on information presently available to the management of First Defiance. We assume no obligation to update any forward-looking statements.

As required by U.S. GAAP, First Defiance will evaluate the impact of subsequent events through the issuance date of its March 31, 2019, consolidated financial statements as part of its Quarterly Report on Form 10-Q to be filed with the SEC. Accordingly, subsequent events could occur that may cause First Defiance to update its critical accounting estimates and to revise its financial information from that which is contained in this news release.

Consolidated Balance Sheets (Unaudited)

First Defiance Financial Corp.

	March 31,	December 31,
(in thousands)	2019	2018

Assets
Cash and cash equivalents
Cash and amounts due from depository institutions	$45,517	$55,962
Interest-bearing deposits	67,000	43,000
	112,517	98,962
Securities
Available-for sale, carried at fair value	299,895	294,076
Held-to-maturity, carried at amortized cost	523	526
	300,418	294,602

Loans	2,548,968	2,540,039
Allowance for loan losses	(28,164)	(28,331)
Loans, net	2,520,804	2,511,708
Loans held for sale	6,239	6,613
Mortgage servicing rights	9,998	10,119
Accrued interest receivable	11,180	9,641
Federal Home Loan Bank stock	12,235	14,217
Bank Owned Life Insurance	68,052	67,660
Office properties and equipment	40,422	40,670
Real estate and other assets held for sale	941	1,205
Goodwill	98,569	98,569
Core deposit and other intangibles	4,092	4,391
Other assets	35,782	23,365
Total Assets	$3,221,249	$3,181,722

Liabilities and Stockholders’ Equity
Non-interest-bearing deposits	$586,033	$607,198
Interest-bearing deposits	2,099,759	2,013,684
Total deposits	2,685,792	2,620,882
Advances from Federal Home Loan Bank	55,158	85,189
Notes payable and other interest-bearing liabilities	3,513	5,741
Subordinated debentures	36,083	36,083
Advance payments by borrowers for tax and insurance	2,943	3,652
Deferred taxes	1,738	264
Other liabilities	40,233	30,322
Total Liabilities	2,825,460	2,782,133
Stockholders’ Equity
Preferred stock	-	-
Common stock, net	127	127
Additional paid-in-capital	160,828	161,593
Accumulated other comprehensive income (loss)	1,569	(2,148)
Retained earnings	303,277	295,588
Treasury stock, at cost	(70,012)	(55,571)
Total stockholders’ equity	395,789	399,589
Total Liabilities and Stockholders’ Equity	$3,221,249	$3,181,722

Consolidated Statements of Income (Unaudited)

First Defiance Financial Corp.

	Three Months Ended
	March 31,
(in thousands, except per share amounts)	2019	2018
Interest Income:
Loans	$31,214	$26,526
Investment securities	2,205	1,851
Interest-bearing deposits	285	297
FHLB stock dividends	215	231
Total interest income	33,919	28,905
Interest Expense:
Deposits	5,005	2,611
FHLB advances and other	276	319
Subordinated debentures	364	280
Notes Payable	4	8
Total interest expense	5,649	3,218
Net interest income	28,270	25,687
Provision for loan losses	212	(1,095)
Net interest income after provision for loan losses	28,058	26,782
Non-interest Income:
Service fees and other charges	3,007	3,131
Mortgage banking income	1,841	1,742
Gain on sale of non-mortgage loans	89	224
Gain on sale of securities	-	-
Insurance commissions	4,115	4,277
Trust income	523	552
Income from Bank Owned Life Insurance	392	400
Other non-interest income	846	377
Total Non-interest Income	10,813	10,703
Non-interest Expense:
Compensation and benefits	14,085	13,249
Occupancy	2,241	2,071
FDIC insurance premium	273	360
Financial institutions tax	556	531
Data processing	2,297	2,105
Amortization of intangibles	299	347
Other non-interest expense	5,115	4,588
Total Non-interest Expense	24,866	23,251
Income before income taxes	14,005	14,234
Income taxes	2,523	2,497
Net Income	$11,482	$11,737

Earnings per common share:
Basic	$0.57	$0.58
Diluted	$0.57	$0.57

Average Shares Outstanding:
Basic	20,014	20,330
Diluted	20,095	20,438

Financial Summary and Comparison (Unaudited)

First Defiance Financial Corp.

	Three Months Ended
	March 31,
(dollars in thousands, except per share data)	2019	2018	% change
Summary of Operations

Tax-equivalent interest income (2)	$34,166	$29,142	17.2%
Interest expense	5,649	3,218	75.5
Tax-equivalent net interest income (2)	28,517	25,924	10.0
Provision for loan losses	212	(1,095)	(119.4)
Tax-equivalent NII after provision for loan loss (2)	28,305	27,019	4.8
Investment securities gains	-	-	-
Non-interest income (excluding securities gains/losses)	10,813	10,703	1.0
Non-interest expense	24,866	23,251	6.9
Income taxes	2,523	2,497	1.0
Net Income	11,482	11,737	(2.2)
Tax equivalent adjustment (2)	247	237	4.2
At Period End
Assets	3,221,249	3,023,004	6.6
Earning assets	2,934,860	2,748,338	6.8
Loans	2,548,968	2,358,330	8.1
Allowance for loan losses	28,164	27,267	3.3
Deposits	2,685,792	2,491,801	7.8
Stockholders’ equity	395,789	379,214	4.4
Average Balances
Assets	3,183,012	2,977,864	6.9
Earning assets	2,871,340	2,664,114	7.8
Loans	2,517,283	2,316,316	8.7
Deposits and interest-bearing liabilities	2,742,626	2,565,537	6.9
Deposits	2,642,158	2,434,440	8.5
Stockholders’ equity	395,138	373,993	5.7
Stockholders’ equity / assets	12.41%	12.56%	(1.2)
Per Common Share Data
Net Income
Basic	$0.57	$0.58	(0.9)
Diluted	0.57	0.57	-
Dividends	0.19	0.15	26.7
Market Value:
High	$31.30	$29.93	4.6
Low	24.12	25.51	(5.4)
Close	28.74	28.66	0.3
Common Book Value	20.08	18.62	7.8
Tangible Common Book Value (1)	14.87	13.52	10.0
Shares outstanding, end of period (000)	19,713	20,364	(3.2)
Performance Ratios (annualized)
Tax-equivalent net interest margin (2)	4.03%	3.95%	2.0
Return on average assets	1.46%	1.60%	(8.5)
Return on average equity	11.78%	12.73%	(7.4)
Efficiency ratio (3)	63.22%	63.48%	(0.4)
Effective tax rate	18.01%	17.54%	2.7
Dividend payout ratio (basic)	33.33%	26.09%	27.8

(1)	Tangible common book value = total stockholders' equity less the sum of goodwill, core deposit and other intangibles, and preferred stock divided by shares outstanding at the end of the period.
(2)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 21%
(3)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains or losses, net

NM Percentage change not meaningful

Income from Mortgage Banking

Revenue from sales and servicing of mortgage loans consisted of the following:

	Three Months Ended
	March 31,
(dollars in thousands)	2019	2018

Gain from sale of mortgage loans	$1,301	$1,080
Mortgage loan servicing revenue (expense):
Mortgage loan servicing revenue	939	944
Amortization of mortgage servicing rights	(286)	(319)
Mortgage servicing rights valuation adjustments	(113)	37
	540	662
Total revenue from sale and servicing of mortgage loans	$1,841	$1,742

Yield Analysis

First Defiance Financial Corp.

	Three Months Ended March 31,
	(dollars in thousands)
	2019				2018
	Average		Yield		Average		Yield
	Balance	Interest(1)	Rate(2)		Balance	Interest(1)	Rate(2)
Interest-earning assets:
Loans receivable	$2,517,283	$31,238	5.03%		$2,316,316	$26,550	4.65%
Securities	295,824	2,428	3.31	% (3)	263,596	2,064	3.16	% (3)
Interest Bearing Deposits	44,752	285	2.58%		68,211	297	1.77%
FHLB stock	13,481	215	6.47%		15,991	231	5.86%
Total interest-earning assets	2,871,340	34,166	4.82%		2,664,114	29,142	4.43%
Non-interest-earning assets	311,672				313,750
Total assets	$3,183,012				$2,977,864
Deposits and Interest-bearing liabilities:
Interest bearing deposits	$2,061,023	$5,005	0.98%		$1,888,990	$2,611	0.56%
FHLB advances and other	58,954	276	1.90%		78,923	319	1.64%
Subordinated debentures	36,083	364	4.09%		36,192	280	3.14%
Notes payable	5,431	4	0.30%		15,982	8	0.20%
Total interest-bearing liabilities	2,161,491	5,649	1.06%		2,020,087	3,218	0.65%
Non-interest bearing deposits	581,135	-	-		545,450	-	-
Total including non-interest-bearing demand deposits	2,742,626	5,649	0.84%		2,565,537	3,218	0.51%
Other non-interest-bearing liabilities	45,248				38,334
Total liabilities	2,787,874				2,603,871
Stockholders' equity	395,138				373,993
Total liabilities and stockholders' equity	$3,183,012				$2,977,864
Net interest income; interest rate spread		$28,517	3.76%			$25,924	3.78%
Net interest margin (4)			4.03%				3.95%
Average interest-earning assets to average interest bearing liabilities			133%				132%

(1)	Interest on certain tax exempt loans and securities is not taxable for Federal income tax purposes. In order to compare the tax-exempt yields on these assets to taxable yields, the interest earned on these assets is adjusted to a pre-tax equivalent amount based on the marginal corporate federal income tax rate of 21%.
(2)	Annualized.
(3)	Securities yield = annualized interest income divided by the average balance of securities, excluding average unrealized gains/losses.
(4)	Net interest margin is tax equivalent net interest income divided by average interest-earning assets.

Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	1st Qtr 2019	4th Qtr 2018	3rd Qtr 2018	2nd Qtr 2018	1st Qtr 2018
Summary of Operations
Tax-equivalent interest income (1)	$34,166	$33,808	$32,220	$30,550	$29,142
Interest expense	5,649	5,058	4,434	3,752	3,218
Tax-equivalent net interest income (1)	28,517	28,750	27,786	26,798	25,924
Provision for loan losses	212	472	1,376	423	(1,095)
Tax-equivalent NII after provision for loan losses (1)	28,305	28,278	26,410	26,375	27,019
Investment securities gains, net of impairment	-	97	76	-	-
Non-interest income (excluding securities gains/losses)	10,813	8,272	9,846	10,214	10,703
Non-interest expense	24,866	21,210	22,286	22,665	23,251
Income taxes	2,523	3,082	2,483	2,564	2,497
Net income	11,482	12,097	11,306	11,109	11,737
Tax equivalent adjustment (1)	247	258	257	251	237
At Period End
Total assets	$3,221,249	$3,181,722	$3,098,093	$3,039,589	$3,023,004
Earning assets	2,934,860	2,898,471	2,810,624	2,756,712	2,748,338
Loans	2,548,968	2,540,039	2,456,357	2,385,344	2,358,330
Allowance for loan losses	28,164	28,331	27,639	27,321	27,267
Deposits	2,685,792	2,620,882	2,524,431	2,489,128	2,491,801
Stockholders’ equity	395,789	399,589	393,457	386,920	379,214
Stockholders’ equity / assets	12.29%	12.56%	12.70%	12.73%	12.54%
Goodwill	98,569	98,569	98,569	98,569	98,569
Average Balances
Total assets	$3,183,012	$3,138,202	$3,059,225	$3,018,808	$2,977,864
Earning assets	2,871,340	2,831,866	2,754,561	2,714,328	2,664,114
Loans	2,517,283	2,474,221	2,403,932	2,337,294	2,316,316
Deposits and interest-bearing liabilities	2,742,626	2,705,736	2,633,054	2,600,029	2,565,537
Deposits	2,642,158	2,594,635	2,513,708	2,487,430	2,434,440
Stockholders’ equity	395,138	392,701	389,361	381,165	373,993
Stockholders’ equity / assets	12.41%	12.51%	12.73%	12.63%	12.56%
Per Common Share Data
Net Income:
Basic	$0.57	$0.60	$0.55	$0.54	$0.58
Diluted	0.57	0.59	0.55	0.54	0.57
Dividends	0.19	0.17	0.17	0.15	0.15
Market Value:
High	$31.30	$31.09	$35.00	$33.72	$29.93
Low	24.12	22.78	29.61	27.63	25.51
Close	28.74	24.51	30.11	33.53	28.66
Common Book Value	20.08	19.81	19.29	18.97	18.62
Shares outstanding, end of period (in thousands)	19,713	20,171	20,396	20,396	20,364
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	4.03%	4.02%	4.00%	3.95%	3.95%
Return on average assets	1.46%	1.53%	1.47%	1.48%	1.60%
Return on average equity	11.78%	12.22%	11.52%	11.69%	12.73%
Efficiency ratio (2)	63.22%	57.29%	59.22%	61.24%	63.48%
Effective tax rate	18.01%	20.30%	18.01%	18.75%	17.54%
Common dividend payout ratio (basic)	33.33%	28.33%	30.91%	27.78%	26.09%

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 21% in 2018 and 35% in 2017.
(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains, net.

Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	1st Qtr 2019	4th Qtr 2018	3rd Qtr 2018	2nd Qtr 2018	1st Qtr 2018
Loan Portfolio Composition
One to four family residential real estate	$321,644	$322,686	$313,300	$307,480	$275,547
Construction	304,241	265,772	274,344	283,911	251,944
Commercial real estate	1,394,500	1,404,810	1,363,087	1,283,698	1,282,027
Commercial	509,627	509,577	489,393	489,296	500,496
Consumer finance	34,262	34,405	32,379	29,724	28,035
Home equity and improvement	124,450	128,152	129,295	129,868	133,407
Total loans	2,688,724	2,665,402	2,601,798	2,523,977	2,471,456
Less:
Undisbursed loan funds	137,742	123,293	143,286	136,563	111,450
Deferred loan origination fees	2,014	2,070	2,155	2,070	1,676
Allowance for loan loss	28,164	28,331	27,639	27,321	27,267
Net Loans	$2,520,804	$2,511,708	$2,428,718	$2,358,023	$2,331,063

Allowance for loan loss activity
Beginning allowance	$28,331	$27,639	$27,321	$27,267	$26,683
Provision for loan losses	212	472	1,376	423	(1,095)
Credit loss charge-offs:
One to four family residential real estate	172	31	136	78	16
Commercial real estate	0	30	1,048	254	55
Commercial	187	15	528	84	97
Consumer finance	142	105	25	72	31
Home equity and improvement	33	75	36	41	117
Total charge-offs	534	256	1,773	529	316
Total recoveries	155	476	715	160	1,995
Net charge-offs (recoveries)	379	(220)	1,058	369	(1,679)
Ending allowance	$28,164	$28,331	$27,639	$27,321	$27,267

Credit Quality
Total non-performing loans (1)	$17,645	$19,016	$20,929	$18,340	$27,925
Real estate owned (REO)	941	1,205	1,676	1,795	1,440
Total non-performing assets (2)	$18,586	$20,221	$22,605	$20,135	$29,365
Net charge-offs (recoveries)	379	(220)	1,058	369	(1,679)

Restructured loans, accruing (3)	11,908	11,573	12,611	15,834	13,722

Allowance for loan losses / loans	1.10%	1.12%	1.13%	1.15%	1.16%
Allowance for loan losses / non-performing assets	151.53%	140.11%	122.27%	135.69%	92.86%
Allowance for loan losses / non-performing loans	159.61%	148.99%	132.06%	148.97%	97.64%
Non-performing assets / loans plus REO	0.73%	0.80%	0.92%	0.84%	1.24%
Non-performing assets / total assets	0.58%	0.64%	0.73%	0.66%	0.97%
Net charge-offs / average loans (annualized)	0.06%	-0.04%	0.18%	0.06%	-0.29%

Deposit Balances
Non-interest-bearing demand deposits	$586,033	$607,198	$556,316	$548,147	$550,742
Interest-bearing demand deposits and money market	1,107,511	1,040,471	1,016,294	1,021,445	1,055,416
Savings deposits	300,244	292,829	293,359	297,870	306,510
Retail time deposits less than $250,000	601,012	591,822	564,379	547,871	512,746
Retail time deposits greater than $250,000	90,992	88,562	94,083	73,795	66,387
Total deposits	$2,685,792	$2,620,882	$2,524,431	$2,489,128	$2,491,801

(1)	Non-performing loans consist of non-accrual loans.
(2)	Non-performing assets are non-performing loans plus real estate and other assets acquired by foreclosure or deed-in-lieu thereof.
(3)	Accruing restructured loans are loans with known credit problems that are not contractually past due and therefore are not included in non-performing loans.

Loan Delinquency Information

First Defiance Financial Corp.

(dollars in thousands)	Total Balance	Current	30 to 89 days past due	Non Accrual Loans

March 31, 2019
One to four family residential real estate	$321,644	$317,684	$776	$3,184
Construction	304,241	304,241	-	-
Commercial real estate	1,394,500	1,384,815	225	9,460
Commercial	509,627	504,722	547	4,358
Consumer finance	34,262	34,076	148	38
Home equity and improvement	124,450	123,694	151	605
Total loans	$2,688,724	$2,669,232	$1,847	$17,645

December 31, 2018
One to four family residential real estate	$322,686	$317,740	$1,306	$3,640
Construction	265,772	265,772	-	-
Commercial real estate	1,404,810	1,394,211	242	10,357
Commercial	509,577	504,884	193	4,500
Consumer finance	34,405	34,079	200	126
Home equity and improvement	128,152	126,188	1,571	393
Total loans	$2,665,402	$2,642,874	$3,512	$19,016

March 31, 2018
One to four family residential real estate	$275,547	$272,323	$764	$2,460
Construction	251,944	251,944	-	-
Commercial real estate	1,282,027	1,264,623	53	17,351
Commercial	500,496	493,325	5	7,166
Consumer finance	28,035	27,703	293	39
Home equity and improvement	133,407	132,477	21	909
Total loans	$2,471,456	$2,442,395	$1,136	$27,925